UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2021

GAMING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-249998	35-2675083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

413 West 14th Street

New York, New York, USA 10014

(Address of principal executive offices, and zip code)

(347) 983-1227

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on April 29, 2021, the Board of Directors of Gaming Technologies, Inc. (the “Company,” “we,” “us,” “our”) unanimously adopted, subject to stockholder approval, the Company’s 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which awards covering up to 3,000,000 shares of our common stock (subject to increase as provided therein) will be available for issuance.

Subsequently, as of May 21, 2021, the 2021 Plan was approved by written consent (in lieu of a meeting) of holders of a majority of the shares of common stock outstanding as of April 29, 2021, representing approximately 56.8% of the voting power of the Company as of such date. As of the date of this Report, a total of approximately 62.8% of the voting power of the Company has consented to the adoption of the 2021 Plan.

This summary of the 2021 Plan is qualified in its entirety by the full text of the 2021 Plan, which is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 regarding the vote of our security holders to approve the 2021 Plan is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Gaming Technologies, Inc., 2021 Equity Incentive Plan (filed as Exhibit 10.1 to Form 8-K filed with the SEC on May 6, 2021)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING TECHNOLOGIES, INC.

Dated: May 27, 2021	By:	/s/ Jason Drummond
	Name:	Jason Drummond
	Title:	CEO

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